Press Release
Exhibit 99.1

Company Contact:

Jill Hewitt
Senior Vice President, Investor Relations
OceanFirst Financial Corp.
Tel: (732)240-4500, ext. 7513
email: jhewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST BANK ANNOUNCES
APPOINTMENT OF
GRACE VALLACCHI,
EXECUTIVE VICE PRESIDENT AND CHIEF RISK OFFICER

TOMS RIVER, NEW JERSEY, August 8, 2017…OceanFirst Bank (OceanFirst), the wholly owned subsidiary of OceanFirst Financial Corp. (NASDAQ:OCFC) announced Grace Vallacchi has been appointed Executive Vice President and Chief Risk Officer effective September 5, 2017.
Ms. Vallacchi is an experienced risk management professional who comes to OceanFirst with more than 25 years of experience in commercial banking and regulatory oversight. Currently, Ms. Vallacchi is an Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency (OCC). As Associate Deputy Comptroller, Ms. Vallacchi is a senior officer of the Northeastern District with responsibilities that included direct oversight of seven Assistant Deputy Controllers with 180+ examiners responsible for supervising 120 community banks and thrifts. In addition to the various positions with increasing responsibility that she has held during her tenure at the OCC, Ms. Vallacchi also spent several years with New Jersey commercial banks. Ms. Vallacchi began her banking career at First Fidelity Bank in Newark as Vice President and Large Corporate Relationship Manager before serving as Vice President and Senior Commercial Credit Underwriter at First Union National Bank in Summit.
At OceanFirst, Ms. Vallacchi will have management responsibility for the credit risk and enterprise risk functions of the Bank.

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OceanFirst Bank, founded in 1902, is a $5.2 billion community bank with branches located throughout central and southern New Jersey.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

Forward-Looking Statements
In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, accounting principles and guidelines and the Bank's ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.